FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2021 and Year-End Financial Results

Board Authorizes Share Repurchase up to $1.0 Billion

HANOVER, Md. - December 9, 2021 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal fourth quarter and year ended October 30, 2021.

•Q4 Revenue: $1.04 billion, increasing 25.7% year over year

•Q4 Net Income per Share: $0.66 GAAP; $0.85 adjusted (non-GAAP), increasing 41.7% year over year

•Share Repurchases: Repurchased approximately 0.5 million shares of common stock for an aggregate price of $26.7 million during the fourth quarter

“Our strong financial results exceeded our expectations in the fourth quarter and for the full fiscal year, driven by continued execution of our strategy and our demonstrated ability to manage supply chain challenges," said Gary Smith, President and CEO, Ciena. "Looking ahead, we intend to continue driving growth in our business by leveraging our market leadership and investing to capitalize on robust demand dynamics. In addition, our strong balance sheet and cash generation expectations allow us to increase return of capital to our shareholders."

For fiscal fourth quarter 2021, Ciena reported revenue of $1.04 billion, as compared to $828.5 million for fiscal fourth quarter 2020. For fiscal year 2021, Ciena reported revenue of $3.62 billion, as compared to $3.53 billion for fiscal year 2020.

Ciena's GAAP net income for fiscal fourth quarter 2021 was $103.5 million, or $0.66 per diluted common share, which compares to GAAP net income of $65.0 million, or $0.42 per diluted common share, for fiscal fourth quarter 2020. For fiscal year 2021, Ciena's GAAP net income was $500.2 million, or $3.19 per diluted common share, as compared to GAAP net income of $361.3 million, or $2.32 per diluted common share, for fiscal year 2020.

Ciena's adjusted (non-GAAP) net income for fiscal fourth quarter 2021 was $132.7 million, or $0.85 per diluted common share, which compares to adjusted (non-GAAP) net income of $94.5 million, or $0.60 per diluted common share, for fiscal fourth quarter 2020. For fiscal year 2021, Ciena's adjusted (non-GAAP) net income was $456.5 million, or $2.91 per diluted common share, as compared to adjusted (non-GAAP) net income of $460.1 million, or $2.95 per diluted common share, for fiscal year 2020.

Share Repurchase Program
On December 1, 2021, Ciena's Board of Directors authorized the repurchase of up to $1.0 billion of the Company's stock, replacing the previous share repurchase authorization. In connection with this new authorization, the company intends to enter into an accelerated share repurchase (ASR) arrangement under which it will repurchase $250 million of its common stock. The final settlement of the ASR is expected to be completed in the second quarter of fiscal 2022.

Performance Summary for the Fiscal Fourth Quarter and the Year Ended October 30, 2021
The tables below (in millions, except percentage data) provide comparisons of certain quarterly and annual results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	October 30,	October 31,	Change	October 30,	October 31,	Change
	2021	2020	Y-T-Y*	2021	2020	Y-T-Y*
Revenue	$1,041.5	$828.5	25.7%	$3,620.7	$3,532.2	2.5%
Gross margin	45.8%	48.8%	(3.0)%	47.6%	46.8%	0.8%
Operating expense	$339.7	$310.9	9.3%	$1,226.6	$1,165.9	5.2%
Operating margin	13.2%	11.3%	1.9%	13.7%	13.8%	(0.1)%

	Non-GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	October 30,	October 31,	Change	October 30,	October 31,	Change
	2021	2020	Y-T-Y*	2021	2020	Y-T-Y*
Revenue	$1,041.5	$828.5	25.7%	$3,620.7	$3,532.2	2.5%
Adj. gross margin	46.3%	49.5%	(3.2)%	47.9%	47.4%	0.5%
Adj. operating expense	$307.1	$278.9	10.1%	$1,129.3	$1,055.3	7.0%
Adj. operating margin	16.8%	15.8%	1.0%	16.8%	17.6%	(0.8)%
Adj. EBITDA	$199.2	$154.5	28.9%	$702.8	$713.9	(1.6)%

* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Quarter Ended
	October 30, 2021		October 31, 2020
	Revenue	%**	Revenue	% **
Networking Platforms
Converged Packet Optical	$754.6	72.5	$579.3	69.9
Routing and Switching (1)	74.2	7.1	56.0	6.8
Total Networking Platforms	828.8	79.6	635.3	76.7

Platform Software and Services	66.1	6.3	54.5	6.6

Blue Planet Automation Software and Services	19.8	1.9	20.9	2.5

Global Services
Maintenance Support and Training	71.3	6.9	67.0	8.1
Installation and Deployment	47.2	4.5	43.0	5.2
Consulting and Network Design	8.3	0.8	7.8	0.9
Total Global Services	126.8	12.2	117.8	14.2

Total	$1,041.5	100.0	$828.5	100.0

	Revenue by Segment (unaudited)
	Year Ended
	October 30, 2021		October 31, 2020
	Revenue	%**	Revenue	% **
Networking Platforms
Converged Packet Optical	$2,553.5	70.5	$2,547.6	72.1
Routing and Switching (1)	271.8	7.5	267.5	7.6
Total Networking Platforms	2,825.3	78.0	2,815.1	79.7

Platform Software and Services	229.6	6.4	197.8	5.6

Blue Planet Automation Software and Services	77.2	2.1	62.6	1.8

Global Services
Maintenance Support and Training	283.4	7.8	269.4	7.6
Installation and Deployment	171.5	4.7	152.0	4.3
Consulting and Network Design	33.7	1.0	35.3	1.0
Total Global Services	488.6	13.5	456.7	12.9

Total	$3,620.7	100.0	$3,532.2	100.0

** Denotes % of total revenue
(1) Ciena renamed its former “Packet Networking” product line “Routing and Switching” effective as of the beginning of fiscal 2021. This change, affecting only the presentation of such information, was made on a prospective basis and does not impact comparability of previous financial results or the composition of this product category.
Additional Performance Metrics for Fiscal Fourth Quarter and Year Ended October 30, 2021

	Revenue by Geographic Region (unaudited)
	Quarter Ended
	October 30, 2021		October 31, 2020
	Revenue	% **	Revenue	% **
Americas	$748.7	71.9	$531.6	64.2
Europe, Middle East and Africa	170.8	16.4	157.6	19.0
Asia Pacific	122.0	11.7	139.3	16.8
Total	$1,041.5	100.0	$828.5	100.0

	Revenue by Geographic Region (unaudited)
	Year Ended
	October 30, 2021		October 31, 2020
	Revenue	% **	Revenue	% **
Americas	$2,525.6	69.8	$2,469.3	69.9
Europe, Middle East and Africa	670.5	18.5	591.5	16.8
Asia Pacific	424.6	11.7	471.4	13.3
Total	$3,620.7	100.0	$3,532.2	100.0
** Denotes % of total revenue
•One 10%-plus customer represented a total of 12.9% and 12.4% of revenue for the fiscal fourth quarter and fiscal year 2021, respectively
•Cash and investments totaled $1.7 billion
•Cash flow from operations totaled $254.9 million and $541.6 million for the fiscal fourth quarter and fiscal year 2021, respectively
•Average days' sales outstanding (DSOs) were 85 and 98 for the fiscal fourth quarter and fiscal year 2021, respectively
•Accounts receivable, net balance was $885.0 million
•Unbilled contract asset balance, net was $101.4 million
•Inventories totaled $374.3 million, including:
◦Raw materials: $175.4 million
◦Work in process: $10.3 million
◦Finished goods: $180.8 million
◦Deferred cost of sales: $44.7 million
◦Reserve for excess and obsolescence: $(36.9) million
•Product inventory turns were 5.0 and 4.1 for the fiscal fourth quarter and fiscal year 2021, respectively
•Headcount totaled 7,241

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Fourth Quarter and Year-End 2021 Results
Today, Thursday, December 9, 2021, in conjunction with this announcement, Ciena posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal fourth quarter and fiscal year 2021 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our strong financial results exceeded our expectations in the fourth quarter and for the full fiscal year, driven by continued execution of our strategy and our demonstrated ability to manage supply chain challenges"; "Looking ahead, we intend to continue driving growth in our business by leveraging our market leadership and investing to capitalize on robust demand dynamics"; In addition, our strong balance sheet and cash generation expectations allow us to increase return of capital to our shareholders."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread; the impact of COVID-19 on macroeconomic conditions, the level of economic activity, demand for our technology solutions, short- and long-term customer or end user needs and changes thereto, continuity of supply chain, logistics and business operations, liquidity and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies, including the COVID-19 pandemic; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise, and the other risk factors disclosed in Ciena's periodic reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q filed with the SEC on September 8, 2021 and its Annual Report on Form 10-K to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release for the relevant period,

Appendix A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our clients create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended		Year Ended
	October 30,	October 31,	October 30,	October 31,
	2021	2020	2021	2020
Revenue:
Products	$860,925	$668,661	$2,932,602	$2,914,790
Services	180,561	159,819	688,082	617,367
Total revenue	1,041,486	828,480	3,620,684	3,532,157
Cost of goods sold:
Products	470,334	343,413	1,545,269	1,573,791
Services	94,033	80,718	353,436	305,475
Total cost of goods sold	564,367	424,131	1,898,705	1,879,266
Gross profit	477,119	404,349	1,721,979	1,652,891
Operating expenses:
Research and development	147,454	137,237	536,666	529,888
Selling and marketing	129,625	113,382	452,214	416,425
General and administrative	49,383	43,415	181,874	169,548
Significant asset impairments and restructuring costs	5,700	7,854	29,565	22,652
Amortization of intangible assets	5,836	5,851	23,732	23,383
Acquisition and integration costs	1,712	3,127	2,572	4,031
Total operating expenses	339,710	310,866	1,226,623	1,165,927
Income from operations	137,409	93,483	495,356	486,964
Interest and other income (loss), net	(168)	(249)	(1,768)	964
Interest expense	(7,916)	(7,395)	(30,837)	(31,321)
Loss on extinguishment and modification of debt	—	—	—	(646)
Income before income taxes	129,325	85,839	462,751	455,961
Provision (benefit) for income taxes	25,826	20,798	(37,445)	94,670
Net income	$103,499	$65,041	$500,196	$361,291

Net Income per Common Share
Basic net income per common share	$0.67	$0.42	$3.22	$2.34
Diluted net income per potential common share	$0.66	$0.42	$3.19	$2.32

Weighted average basic common shares outstanding	155,232	154,706	155,279	154,287
Weighted average diluted potential common shares outstanding(1)	156,689	156,563	156,743	155,955
(1) Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the fourth quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the fourth quarter of fiscal 2020 includes 1.9 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating GAAP diluted net income per potential common share for fiscal 2020 includes 1.7 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 30,	October 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,422,546	$1,088,624
Short-term investments	181,483	150,667
Accounts receivable, net	884,958	719,405
Inventories	374,265	344,379
Prepaid expenses and other	325,654	308,084
Total current assets	3,188,906	2,611,159
Long-term investments	70,038	82,226
Equipment, building, furniture and fixtures, net	284,968	272,377
Operating lease right-of-use assets	44,285	57,026
Goodwill	311,645	310,847
Other intangible assets, net	65,314	96,647
Deferred tax asset, net	800,180	647,805
Other long-term assets	99,891	102,830
Total assets	$4,865,227	$4,180,917
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$356,176	$291,904
Accrued liabilities and other short-term obligations	409,285	334,132
Deferred revenue	118,007	108,700
Operating lease liabilities	18,632	19,035
Current portion of long-term debt	6,930	6,930
Total current liabilities	909,030	760,701
Long-term deferred revenue	57,457	49,663
Other long-term obligations	166,803	123,185
Long-term operating lease liabilities	41,564	61,415
Long-term debt, net	670,355	676,356
Total liabilities	$1,845,209	$1,671,320

Stockholders’ equity:
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 154,858,981 and 154,563,005 shares issued and outstanding	1,549	1,546
Additional paid-in capital	6,803,162	6,826,531
Accumulated other comprehensive income (loss)	439	(35,358)
Accumulated deficit	(3,785,132)	(4,283,122)
Total stockholders’ equity	3,020,018	2,509,597
Total liabilities and stockholders’ equity	$4,865,227	$4,180,917

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	October 30, 2021	October 31, 2020
Cash flows provided by operating activities:
Net income	$500,196	$361,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	96,233	93,908
Share-based compensation costs	84,336	67,758
Amortization of intangible assets	36,033	38,619
Deferred taxes	(156,469)	64,339
Provision for inventory excess and obsolescence	17,850	24,701
Provision for warranty	17,093	22,417
Other	14,525	20,483
Changes in assets and liabilities:
Accounts receivable	(174,377)	(17,299)
Inventories	(47,567)	(25,044)
Prepaid expenses and other	(19,691)	(38,998)
Operating lease right-of-use assets	16,632	16,787
Accounts payable, accruals and other obligations	162,134	(117,931)
Deferred revenue	16,822	2,519
Short and long-term operating lease liabilities	(22,104)	(19,896)
Net cash provided by operating activities	541,646	493,654
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(79,550)	(82,667)
Purchase of available for sale securities	(172,778)	(223,196)
Proceeds from maturities of available for sale securities	152,253	110,390
Settlement of foreign currency forward contracts, net	4,680	3,531
Proceeds from sale of equity investment	4,678	—
Acquisition of businesses, net of cash acquired	—	(28,300)
Net cash used in investing activities	(90,717)	(220,242)
Cash flows used in financing activities:
Payment of long-term debt	(6,929)	(5,198)
Payment of debt issuance costs	—	(382)
Payment of finance lease obligations	(3,004)	(2,703)
Shares repurchased for tax withholdings on vesting of stock unit awards	(44,071)	(32,472)
Repurchases of common stock - repurchase program	(91,288)	(74,535)
Proceeds from issuance of common stock	28,457	28,068
Net cash used in financing activities	(116,835)	(87,222)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(198)	(1,643)
Net increase in cash, cash equivalents and restricted cash	333,896	184,547
Cash, cash equivalents and restricted cash at beginning of fiscal year	1,088,708	904,161
Cash, cash equivalents and restricted cash at end of fiscal year	$1,422,604	$1,088,708
Supplemental disclosure of cash flow information
Cash paid during the fiscal year for interest	$29,864	$32,837
Cash paid during the fiscal year for income taxes, net	$73,127	$53,076
Operating lease payments	$24,058	$22,089
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$10,138	$7,854
Repurchase of common stock in accrued liabilities from repurchase program	$800	$—
Operating lease right-of-use assets subject to lease liability	$4,356	$24,160
Unrealized gain on equity investment	$—	$2,681

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Measurements (unaudited)

	Quarter Ended		Year Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$477,119	$404,349	$1,721,979	$1,652,891
Share-based compensation-products	920	724	3,408	3,182
Share-based compensation-services	1,240	968	5,181	3,853
Canadian Emergency Wage Subsidy-products	—	—	(4,283)	—
Canadian Emergency Wage Subsidy-services	—	—	(2,667)	—
Amortization of intangible assets	2,856	3,732	12,301	15,235
Total adjustments related to gross profit	5,016	5,424	13,940	22,270
Adjusted (non-GAAP) gross profit	$482,135	$409,773	$1,735,919	$1,675,161
Adjusted (non-GAAP) gross profit percentage	46.3%	49.5%	47.9%	47.4%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$339,710	$310,866	$1,226,623	$1,165,927
Share-based compensation-research and development	5,684	4,030	21,863	16,987
Share-based compensation-sales and marketing	6,192	5,137	25,152	20,194
Share-based compensation-general and administrative	7,466	5,982	28,804	23,424
Canadian Emergency Wage Subsidy-research and development	—	—	(29,519)	—
Canadian Emergency Wage Subsidy-sales and marketing	—	—	(2,604)	—
Canadian Emergency Wage Subsidy-general and administrative	—	—	(2,207)	—
Significant asset impairments and restructuring costs	5,700	7,854	29,565	22,652
Amortization of intangible assets	5,836	5,851	23,732	23,383
Acquisition and integration costs	1,712	3,127	2,572	4,031
Total adjustments related to operating expense	$32,590	$31,981	$97,358	$110,671
Adjusted (non-GAAP) operating expense	$307,120	$278,885	$1,129,265	$1,055,256

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$137,409	$93,483	$495,356	$486,964
Total adjustments related to gross profit	5,016	5,424	13,940	22,270
Total adjustments related to operating expense	32,590	31,981	97,358	110,671
Total adjustments related to income from operations	37,606	37,405	111,298	132,941
Adjusted (non-GAAP) income from operations	$175,015	$130,888	$606,654	$619,905
Adjusted (non-GAAP) operating margin percentage	16.8%	15.8%	16.8%	17.6%
Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$103,499	$65,041	$500,196	$361,291
Exclude GAAP provision (benefit) for income taxes	25,826	20,798	(37,445)	94,670
Income before income taxes	129,325	85,839	462,751	455,961
Total adjustments related to income from operations	37,606	37,405	111,298	132,941
Loss on extinguishment and modification of debt	—	—	—	646
Unrealized (gain) loss on equity investment	—	(2,681)	165	(2,681)
Adjusted income before income taxes	166,931	120,563	574,214	586,867
Non-GAAP tax provision on adjusted income before income taxes	34,221	26,042	117,714	126,763
Adjusted (non-GAAP) net income	$132,710	$94,521	$456,500	$460,104

Weighted average basic common shares outstanding	155,232	154,706	155,279	154,287
Weighted average diluted potential common shares outstanding(1)	156,689	156,563	156,743	155,955

Net Income per Common Share
GAAP diluted net income per potential common share	$0.66	$0.42	$3.19	$2.32
Adjusted (non-GAAP) diluted net income per potential common share	$0.85	$0.60	$2.91	$2.95

(1) Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the fourth quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the fourth quarter of fiscal 2020 includes 1.9 million shares underlying certain stock option and stock unit awards.
Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for fiscal 2020 includes 1.7 million shares underlying certain stock option and stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended		Year Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$103,499	$65,041	$500,196	$361,291
Add: Interest expense	7,916	7,395	30,837	31,321
Less: Interest and other income (loss), net	(168)	(249)	(1,768)	964
Add: Loss on extinguishment and modification of debt	—	—	—	(646)
Add: Provision (benefit) for income taxes	25,826	20,798	(37,445)	94,670
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	24,315	23,538	96,233	93,908
Add: Amortization of intangible assets	8,692	9,584	36,033	38,619
EBITDA	$170,416	$126,605	$627,622	$619,491
Less: Canadian Emergency Wage Subsidy	—	—	41,280	—
Add: Share-based compensation cost	21,366	16,920	84,336	67,758
Add: Significant asset impairments and restructuring costs	5,700	7,854	29,565	22,652
Add: Acquisition and integration costs	1,712	3,127	2,572	4,031
Adjusted EBITDA	$199,194	$154,506	$702,815	$713,932

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Canadian Emergency Wage Subsidy - a program introduced by the Government of Canada to offset a portion of employee wages for a limited period in response to COVID-19 outbreak.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs - includes expenses for financial, legal and accounting advisors, severance and other employee-related costs associated with our acquisition of Centina in fiscal 2020, and costs and recoveries of acquisition consideration and compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
•Loss on extinguishment and modification of debt - reflects extinguishment and modification of debt expenses related to refinancing of our Term Loan due September 28, 2025.
•Unrealized (gain)loss on equity investment - reflects a change in the carrying value of certain cost method equity investments.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.5% for fiscal 2021 and 21.6% for fiscal 2020. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.
Ciena's GAAP tax provision for fiscal 2021 benefited from recording a $119.3 million tax benefit related to an internal transfer of non-U.S. intangible assets that was recognized as a result of the step-up in basis of such rights for tax purposes. The Non-GAAP tax provision for the periods presented do not include this tax benefit or the corresponding deferred tax asset.